UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 21, 2014 (August 25, 2014)

CHAPARRAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (405) 478-8770
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 21, 2014, Fischer Investments, L.L.C., as holder of 99.12% of the Class B common stock of Chaparral Energy, Inc. (the “Company”), designated and appointed K. Earl Reynolds as the Class’ second Board designee. Mr. Reynolds will serve on both the Compensation and the Audit Committees of the Company.

Mr. Reynolds currently serves as President and Chief Operating Officer of the Company. He joined the Company in 2011 as an Executive Vice President and Chief Operating Officer before being named as the Company’s President in 2014. From 2000 to 2010, Mr. Reynolds led the international business unit and was actively involved in strategic planning for Devon Energy, most recently serving as senior vice president of strategic development, where he was responsible for strategic planning, budgeting, coordination of acquisitions and divestitures, and oversight of the company’s assessment of oil and gas reserves. Prior to Devon, Mr. Reynolds’ career included several key leadership roles in domestic and international operations with companies such as Burlington Resources and Mobil Oil.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 25, 2014	CHAPARRAL ENERGY, INC.

	By:	/s/ JOSEPH O. EVANS
	Name:	Joseph O. Evans
	Title:	Chief Financial Officer and Executive Vice President